UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Financial Officer

On December 3, 2018, Everbridge, Inc. (the “Company”) issued a press release announcing that Kenneth S. Goldman, who currently serves as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, will retire mid-2019. The Company also announced that Patrick Brickley, the Company’s Vice President of Finance and Accounting, will be promoted to Senior Vice President, Chief Financial Officer and Treasurer upon Mr. Goldman’s retirement, and will serve as the Company’s principal financial officer and principal accounting officer. As part of the planned transition, Mr. Goldman will remain in a consulting advisory role with the Company into 2020, reporting to Jaime Ellertson, the Company’s Chairman and Chief Executive Officer.

Mr. Brickley, age 42, joined Everbridge in May 2015 as Vice President of Finance and was promoted to Vice President of Finance and Accounting in 2017. Prior to joining Everbridge, from April 2011 until May 2015, Mr. Brickley served in roles as a Finance Manager and Controller at Google, a provider of online search and advertising.

There is no arrangement or understanding between Mr. Brickley and any other person pursuant to which he was selected for his new roles. Mr. Brickley has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with his appointment, it is expected that Mr. Brickley will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 12, 2018.

Offer Letter and Other Compensatory Arrangements

In connection with Mr. Brickley’s appointment, the Company entered into an offer letter agreement with Mr. Brickley on November 30, 2018 (the “Agreement”). The Agreement does not provide for a specified term of employment and Mr. Brickley’s employment is on an at-will basis. Mr. Brickley will receive an initial annual base salary of $290,000 after his appointment as Senior Vice President, Chief Financial Officer and Treasurer and will be eligible to earn an annual cash incentive bonus of $90,000 pursuant to the Company’s management incentive plan upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee of the Company’s Board of Directors. Mr. Brickley will also be eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Brickley will also be subject to certain customary confidentiality and non-solicitation provisions.

Pursuant to the Agreement, on January 1, 2019, the Company will grant Mr. Brickley the following awards pursuant to the Company’s 2016 Equity Incentive Plan: (1) a restricted stock unit for 62,500 shares (the “RSU Grant”), with 33% of the RSU Grant vesting on the first anniversary of the date of grant, 33% vesting on the second anniversary of the date of grant, and 34% vesting on the third anniversary of the date of grant, and (2) a performance stock unit for 62,500 shares (the “PSU Grant”), up to 62.5% of which may vest at the end of the fiscal quarter after the second anniversary of the grant date based on the compound annual growth rate (“CAGR”) of the Company’s revenue achieved during the eight fiscal quarters preceding the then most recent fiscal quarter, and up to an additional 62.5% of which may vest at the end of the fiscal quarter after the third anniversary of the grant date based on the CAGR of the Company’s revenue achieved during the 12 fiscal quarters preceding the then most recent fiscal quarter. The vesting of each award above will be subject to Mr. Brickley’s continued service to the Company through each applicable vesting date or event.

If Mr. Brickley’s employment is terminated by the Company without “cause” (as defined in the Agreement) or Mr. Brickley resigns for “good reason” (as defined in the Agreement) in the first year after his appointment as Chief Financial Officer, he will be entitled to receive six months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect. After that time, if Mr. Brickley’s employment is terminated by the Company without “cause” (as defined in the Agreement) or Mr. Brickley resigns for “good reason” (as defined in the Agreement), he will be entitled to receive twelve months of his then current base salary, also paid over time. In addition, if any such termination or resignation occurs before the first anniversary of his appointment as Chief Financial Officer, one-third of Mr. Brickley’s RSU Grant and PSU Grant will vest.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the Company’s fiscal year ending December 31, 2018.

Item 7.01	Regulation FD Disclosure.

On December 3, 2018, the Company issued a press release announcing the planned retirement of Mr. Goldman as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, and the planned promotion of Mr. Brickley to those positions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: December 4, 2018	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary